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                                                                   EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Falconite, Inc.

  We consent to the inclusion of our report dated February 20, 1997 with respect to the consolidated balance sheet of Falconite, Inc. and subsidiaries as of December 31, 1996, and the related consolidated statements of income, shareholders' equity, and cash flows for the years ended December 31, 1995 and 1996 included herein, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG Peat Marwick L.L.P.

St. Louis, Missouri

June 30, 1998